VBH DRAFT 6/05/01

ARTICLES SUPPLEMENTARY


		THE LIPPER FUNDS, INC., a
Maryland
corporation having its principal office in the State of Maryland at 32 South Street, Baltimore,
Maryland
(hereinafter called the Corporation),
hereby
certifies to the State Department of
Assessments
and Taxation of Maryland that:
FIRST: The aggregate number of shares of capital stock that the Corporation has authority to issue is increased by four billion (4,000,000,000) shares of capital stock, $.001 par value per share, with an aggregate par value of four million dollars
($4,000,000), and three billion three
hundred
thirty-three
million three hundred thirty-three thousand three hundred thirty-three (3,333,333,333) shares of such newly authorized shares of capital stock are hereby
 classified as shares of a new series of the Corporation named Lipper Merger Fund (the Series) having three classes of shares, which shall be designated
Premier
Shares, Retail Shares and Group Retirement
Plan
Shares, each consisting of the lesser of (a) one billion one hundred eleven million one hundred eleven thousand one hundred eleven (1,111,111,111) shares, or (b) the number of shares that could be issued by issuing all of the shares of the Series currently or hereafter classified less the total number of shares of all other classes of the Series then issued and outstanding .
 The remaining six hundred sixty-six million six hundred sixty-six thousand six hundred sixty-seven
(666,666,667) shares of such newly authorized shares of capital stock shall remain unclassified until such shares are hereafter classified in accordance with
Maryland General Corporation Law.

SECOND:  The Fund and the Premier Shares,
Retail
Shares
and Group Retirement Plan Shares of the Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporations
Charter and shall be subject to all provisions
 of the
Corporations Charter relating to stock of the Corporation generally.

THIRD: Immediately before the increase in the aggregate number of shares of capital stock as set forth in
Article FIRST hereof, (a) the Corporation was authorized to issue ten billion (10,000,000,000) shares of capital stock, par value $0.001 per share, with an aggregate par value of ten million dollars ($10,000,000), of which three billion three hundred thirty-three million three hundred thirty-three thousand three hundred thirty-three
(3,333,333,333) shares were classified as
Lipper High
Income Bond Fund, three billion three hundred thirty-three million three hundred thirty-three thousand three hundred thirty-three (3,333,333,333) shares were classified as
Lipper U.S. Equity Fund, and three billion three hundred thirty-three million three hundred thirty-three thousand three hundred thirty-four (3,333,333,334) shares were classified as Lipper Prime Europe Equity
Fund; and (b)
each
of the Lipper High Income Bond Fund, the
Lipper U.S.
Equity Fund and the Lipper Prime Europe
Equity Fund
consisted
of three classes of shares designated
Premier Shares,
Retail Shares, and Group Retirement Plan
Shares, each
consisting of the lesser of (i) (A) one
billion one hundred
eleven million one hundred eleven thousand one hundred eleven (1,111,111,111) shares, in the case of the shares of each class of the Lipper High Income Bond
Fund and the
Lipper U.S. Equity Fund and of the Premier
Shares and Retail
Shares of the Lipper Prime Europe Equity

Fund, and (B)
one billion one hundred eleven million one hundred eleven thousand one hundred twelve (1,111,111,112)

shares, in the

 case of the Group Retirement Plan Shares of the Lipper Prime
Europe Equity Fund, or (ii) the number of shares that could be issued by issuing all of the shares of that series less the total number of shares of all other classes of
such series then issued and outstanding.

FOURTH:  As hereby increased and classified,
(a) the total
number of shares of stock which the Corporation has authority to issue is fourteen billion
(14,000,000,000) shares,
par value $0.001 per share, with an aggregate par value of fourteen million dollars ($14,000,000), of which
three billion three hundred thirty-three million three hundred thirty-three thousand three hundred thirty-three
(3,333,333,333) shares are classified as Lipper
High
Income Bond Fund, three billion three hundred thirty-three million three hundred thirty-three thousand three hundred thirty-three (3,333,333,333) shares are classified as Lipper
U.S. Equity Fund, three billion three hundred thirty-three
 million three hundred thirty-three thousand

three hundred
thirty-four (3,333,333,334) shares are classified as Lipper
Prime Europe Equity Fund, and three billion three hundred thirty-three million three hundred thirty-three thousand three hundred thirty-three (3,333,333,333) shares are classified as Lipper Merger Fund; (b) each of the Lipper
High
Income Bond Fund, the Lipper U.S. Equity Fund, the
Lipper
Prime Europe Equity Fund and the Lipper Merger Fund consist of three classes of shares designated Premier
Shares,
Retail Shares, and Group Retirement Plan Shares, each consisting of the lesser of (i) (A) one billion one hundred eleven million one hundred eleven thousand one hundred eleven (1,111,111,111) shares, in the case of the shares of each class of the Lipper High Income Bond Fund, the Lipper
U.S. Equity Fund and the Lipper Merger Fund and of the
Premier Shares and Retail Shares of the Lipper
Prime Europe
Equity Fund, and (B) one billion one hundred eleven million
 one hundred eleven thousand one hundred twelve
(1,111,111,112) shares, in the case of the Group
Retirement
 Plan Shares of the Lipper Prime Europe Equity
Fund, or
(ii) the number of shares that could be issued by issuing all of the shares of that series less the total number of shares of all other classes of such series then issued and outstanding; and (c) six hundred sixty-six million six hundred sixty-six thousand six hundred sixty-seven
(666,666,667) shares are unclassified.

		FIFTH:  The Corporation is
registered as
an open-end investment company under the Investment
Company
 Act of 1940, as amended.

		SIXTH:  The Board of Directors of
the
Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General
Corporation
Law and classified the increased shares pursuant to authority provided in the Corporations Charter.

 		The undersigned [Vice] President
acknowledges
 these Articles Supplementary to be the corporate act
 of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under penalties of perjury.
		IN WITNESS WHEREOF, The Lipper Funds,
Inc.
has caused these Articles Supplementary to be signed in its name and on its behalf by its [Vice] President and witnessed by its [Assistant] Secretary on June __, 2001.

		THE LIPPER FUNDS, INC.


						By:
	[Name]
	[Vice] President

Witness:



____________________________
[Name]
[Assistant] Secretary